       As filed with the Securities and Exchange Commission on June 19, 2000.
                                               Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              --------------------

                           MATRIX PHARMACEUTICAL, INC.
         -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             DELAWARE                                  942957068
-------------------------------------     ------------------------------------
     (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)              Identification No.)

             34700 CAMPUS DR.
           FREMONT, CALIFORNIA                            94555
-------------------------------------     -------------------------------------
 (Address of Principal Executive offices)               (Zip Code)

                           1988 RESTRICTED STOCK PLAN
                           --------------------------
                            (Full title of the plan)

                                                             Copy to:
             MICHAEL D. CASEY                           THOMAS E. SPARKS, JR.
President, Chief Executive Officer and            Pillsbury Madison & Sutro LLP
 Chairman of the Board of Directors                        P.O. Box 7880
       Matrix Pharmaceutical, Inc.                   San Francisco, CA 94120
            (510) 742-9900                                 (415) 983-1000
          --------------------                            ----------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
       Title of Each                                       Proposed                 Proposed
    Class of Securities            Amount To           Maximum Offering         Maximum Aggregate             Amount of
     To Be Registered          Be Registered(1)       Price Per Share(2)        Offering Price(2)          Registration Fee
----------------------------  --------------------  -----------------------  ------------------------  ----------------------
Common Stock, $.01 par         1,100,000 shares            $12.1875                $13,406,250                $3,539.25
value
------------------------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to General Instruction E to Form S-8. This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1988 Restricted Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Matrix Pharmaceutical, Inc. Common Stock.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457, upon the average of the high and low prices as reported on the Nasdaq National Market on June 15, 2000

                                  ----------

         The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1993.

===============================================================================

                                  Page 1 of 9
                        Exhibit Index Appears on Page 6

     INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

         GENERAL INSTRUCTION E INFORMATION

                  This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

                  Registrant's Form S-8 Registration Statements previously filed with the Securities and Exchange Commission ("SEC") are hereby incorporated by reference.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

                  The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

                  (1) Annual Report on Form 10-K (File No. 000-19750), for the fiscal year ended December 31, 1999;

                  (2) Registrant's Quarterly Report on Form 10-Q, for the quarter ended March 31, 2000;

                  (3) The description of Registrant's Common Stock contained in Registrant's Registration Statement No. 0-19750 on
         Form 8-A filed with the Commission December 19, 1991 together with Amendments No. 1 and No. 2 on Form 8 filed January 23, 1992 and January 27, 1992, respectively, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding common stock.

                  In addition, all documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

              Not applicable.

Item 5.  Interests of Named Experts and Counsel

              Not applicable.

Item 6.  Indemnification of Directors and Officers

                  Pursuant to the Delaware General Corporation Law, the Registrant has adopted provisions in its Amended and Restated Certificate of Incorporation which eliminate the personal liability of its directors and officers to the Registrant and its stockholders for monetary damages for breach of their fiduciary duties in certain circumstances and which authorize the Registrant to indemnify its directors, officers and other agents, by bylaw, agreement or otherwise, to the fullest extent permitted by law. The Registrant's Bylaws require the Registrant to indemnify its directors, officers, employees and other agents to the fullest extent permitted by law.

                  The Registrant's Amended and Restated Certificate of Incorporation and Bylaws expressly authorize the use of indemnification agreements and, with the approval of its stockholders, the Registrant has entered into separate Indemnification Agreements with its directors and certain of its officers. These Indemnification Agreements may require the Registrant, among other things, to indemnify directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Registrant maintains an insurance policy covering directors and officers, under which the insurer has agreed to pay, subject to certain exclusions (including certain violations of securities laws) the amount of insured claims made against the insured officers and directors of the Registrant for wrongful acts that such officers or directors may otherwise be required to pay or for which the Registrant is required to indemnify such officers and directors.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         Exhibit
         Number                            Exhibit
         -------    -------------------------------------------------------------------------------------------
         4.0.       Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration
                    Statement No. 0-19750 on Form 8-A which is incorporated herein by reference pursuant to Item 3(c).

         5.1        Opinion of Pillsbury Madison & Sutro LLP.

         23.1       Consent of Ernst & Young LLP, Independent Auditors.

         23.2       Consent of Pillsbury Madison and Sutro LLP is contained in Exhibit 5.1.

         24         Power of Attorney.  Reference is made to page 4 of this Registration Statement.

         99.1*      1988 Restricted Stock Plan (Amended and Restated  through February 1, 2000).

         99.2**     Form Stock Option Agreement with Notice of Grant-Installment Option.

         99.3***    Form of Stock Option Agreement with Notice of Grant - Immediately Exercisable Option.

         99.4***    Form of Stock Purchase Agreement.

         99.5***    Form of Restricted Stock Purchase Agreement.

         99.6****   Form of Stock Issuance Agreement - Shared Investment Program.

         -------------

         * Incorporated by reference to Appendix C of the Registrant's Definitive Proxy Statement filed with the Securities and Exchange Commission on April 7, 2000 (File No. 000-19750).

         ** Incorporated by reference to Exhibit 99.2 of Registration Statement No. 33-79908 which was filed with the SEC on June 7, 1994.

         *** Exhibits 99.3 through 99.5 are incorporated herein by reference to Exhibits 28.2 through 28.4, respectively, of Registrant's Registration Statement No. 33-65542 which was filed with the SEC on July 2, 1993.

         ****     Exhibit 99.6 is incorporated  herein by reference to Exhibits
                  99.6 of Registrant's Registration Statement No. 333-32213 on Form S-8 which was filed with the SEC on July 28, 1997.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on June 16, 2000.

                                        MATRIX PHARMACEUTICAL, INC.

                                     By     /s/ Michael D. Casey
                                        ----------------------------------
                                                Michael D. Casey
                                        President, Chief Executive Officer and
                                        Chairman of the Board of Directors

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Michael D. Casey and David G. Ludvigson and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


       Signature                                 Title                           Date
       ---------                                 -----                           ----
 /s/ Michael D. Casey                   President, Chief Executive           June 16, 2000
----------------------------            Officer and Chairman of the
  Michael D. Casey                      Board of Directors (Principal
                                        Executive Officer)


 /s/ David G. Ludvigson                 Senior Vice President, Chief         June 16, 2000
----------------------------            Operating Officer and Chief
  David G. Ludvigson                    Financial Officer (Principal
                                        Financial Officer)


                                        Director
---------------------------
    J. Stephan Dolezalek


                                        Director
---------------------------
      James R. Glynn

                                      -5-


       Signature                                 Title                           Date
       ---------                                 -----                           ----
 /s/ Stephen B. Howell                  Director                             June 16, 2000
---------------------------
  Stephen B. Howell, M.D.

 /s/ Marvin E. Jaffe                    Director                             June 16, 2000
---------------------------
  Marvin E. Jaffe, M.D.

                                        Director
---------------------------
   Bradley G. Lorimier

 /s/ Julius L. Pericola                 Director                             June 16, 2000
---------------------------
  Julius L. Pericola


                                INDEX TO EXHIBITS


         Exhibit
         Number                                      Exhibit
         -------  -------------------------------------------------------------------------------------------
         4.0.     Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement
                  No. 0-19750 on Form 8-A which is incorporated herein by reference pursuant to Item 3(c).

         5.1      Opinion of Pillsbury Madison & Sutro LLP.

         23.1     Consent of Ernst & Young LLP, Independent Auditors.

         23.2     Consent of Pillsbury Madison and Sutro LLP is contained in Exhibit 5.1.

         24       Power of Attorney. Reference is made to page 4 of this Registration Statement.

         99.1*    1988 Restricted Stock Plan (Amended and Restated through February 1, 2000).

         99.2**   Form Stock Option Agreement with Notice of Grant-Installment Option.

         99.3***  Form of Stock Option Agreement with Notice of Grant - Immediately Exercisable Option.

         99.4***  Form of Stock Purchase Agreement.

         99.5***  Form of Restricted Stock Purchase Agreement.

         99.6**** Form of Stock Issuance Agreement - Shared Investment Program.

         -------------

     * Incorporated by reference to Appendix C of the Registrant's Definitive Proxy Statement filed with the Securities and Exchange Commission on April 7, 2000 (File No. 000-19750).

     ** Incorporated by reference to Exhibit 99.2 of Registration Statement No. 33-79908 which was filed with the SEC on June 7, 1994.

     *** Exhibits 99.3 through 99.5 are incorporated herein by reference to Exhibits 28.2 through 28.4, respectively, of Registrant's Registration Statement No. 33-65542 which was filed with the SEC on July 2, 1993.

     **** Exhibit 99.6 is incorporated herein by reference to Exhibits 99.6 of Registrant's Registration Statement No. 333-32213 on Form S-8 which was filed with the SEC on July 28, 1997.

                                      -7-